Exhibit 99.1

nCino Reports Second Quarter Fiscal Year 2024 Financial Results
•Total Revenues of $117.2M, up 18% year-over-year
•Subscription Revenues of $99.9M, up 18% year-over-year

WILMINGTON, N.C., August 29, 2023 -- nCino, Inc. (NASDAQ: NCNO), a pioneer in cloud banking for the global financial services industry, today announced financial results for the second quarter of fiscal year 2024, ended July 31, 2023.

“We are very pleased with our second quarter results and in particular, the strong rebound in sales activity we saw across the business,” said Pierre Naudé, Chairman and CEO of nCino. “Our profitability again exceeded expectations even as we continue to strategically invest in expanding our platform and solutions. With the liquidity crisis in the U.S. banking industry largely behind us, and financial institutions around the world focused on improving their operational efficiency and customer experience, we look for the momentum we saw in the second quarter to continue for the balance of the year and beyond.”
Financial Highlights
•Revenues: Total revenues for the second quarter of fiscal 2024 were $117.2 million, a 18% increase from $99.6 million in the second quarter of fiscal 2023. Subscription revenues for the second quarter were $99.9 million, up from $84.4 million one year ago, an increase of 18%.
•Income (Loss) from Operations: GAAP loss from operations in the second quarter of fiscal 2024 was $(14.8) million compared to $(25.0) million in the same quarter of fiscal 2023. Non-GAAP operating income (loss) in the second quarter was $11.2 million compared to $(2.8) million in the second quarter of fiscal 2023.
•Net Income (Loss) Attributable to nCino: GAAP net loss attributable to nCino in the second quarter of fiscal 2024 was $(15.9) million compared to $(27.2) million in the second quarter of fiscal 2023. Non-GAAP net income attributable to nCino in the second quarter was $9.9 million compared to a $(4.9) million net loss in the second quarter of fiscal 2023.
•Net Income (Loss) Attributable to nCino per Share: GAAP net loss attributable to nCino in the second quarter of fiscal 2024 was $(0.14) per basic and diluted share compared to $(0.25) per basic and diluted share in the second quarter of fiscal 2023. Non-GAAP net income attributable to nCino in the second quarter was $0.09 per diluted share compared to a net loss of $(0.04) per basic and diluted share in the second quarter of fiscal 2023.
•Remaining Performance Obligation: Total Remaining Performance Obligation (RPO) as of July 31, 2023, was $928.6 million, an increase of 2% from July 31, 2022. RPO expected to be recognized in the next 24 months was $636.2 million, an increase of 8% from July 31, 2022.
•Cash: Cash, cash equivalents, and restricted cash were $103.4 million as of July 31, 2023. During the second quarter, the Company repaid $15 million under its revolving credit facility and has no outstanding balance thereunder.

Recent Business Highlights
•Signed first customer in the Middle East: Working with Accenture, one of the largest banks in the UAE selected nCino for its Corporate, Commercial and Private Banking Services.
•Signed a top-10 bank in Australia: Added a greenfield, top-10 Australian bank for commercial lending and Commercial Pricing & Profitability.
•Signed a significant expansion deal with a top-10 U.S. mortgage lender: Expanded our relationship with nCino’s largest mortgage point-of-sale customer.
•Renewed and expanded agreement with an enterprise bank in the Netherlands: Signed a 5-year renewal with an enterprise bank in the Netherlands, expanding their adoption of nCino for commercial lending.
Financial Outlook
nCino is providing guidance for its third quarter ending October 31, 2023, as follows:
•Total revenues between $120.0 million and $121.0 million.
•Subscription revenues between $102.5 million and $103.5 million.
•Non-GAAP operating income between $13.0 million and $15.0 million.
•Non-GAAP net income attributable to nCino per share of $0.10 and $0.12.
nCino is providing guidance for its fiscal year 2024 ending January 31, 2024, as follows:
•Total revenues between $475.0 million and $478.5 million.
•Subscription revenues between $406.0 million and $409.0 million.
•Non-GAAP operating income between $51.0 million and $54.0 million.
•Non-GAAP net income attributable to nCino per share of $0.38 to $0.41.
Conference Call
nCino will host a conference call at 4:30 p.m. ET today to discuss its financial results and outlook. The conference call will be available via live webcast and replay at the Investor Relations section of nCino’s website: https://investor.ncino.com/news-events/events-and-presentations.
About nCino
nCino (NASDAQ: NCNO) is the worldwide leader in cloud banking. Through its single software-as-a-service (SaaS) platform, nCino helps financial institutions serving corporate and commercial, small business, consumer, and mortgage customers modernize and more effectively onboard clients, make loans, manage the loan lifecycle, and open accounts. Transforming how financial institutions operate through innovation, reputation and speed, nCino is partnered with more than 1,850 financial services providers globally. For more information, visit www.ncino.com.
Forward-Looking Statements:
This press release contains forward-looking statements about nCino's financial and operating results, which include statements regarding nCino’s future performance, outlook, guidance, the assumptions underlying those statements, the benefits from the use of nCino’s solutions, our strategies, and general business conditions. Forward-looking statements generally include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions and the negatives thereof. Any forward-looking statements contained in this press release are based upon nCino’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent nCino’s expectations as of the date of this press release. Subsequent events may cause these expectations to change and, except as may be required by law, nCino does not undertake any obligation to update or revise these forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially including, but not limited to risks associated with (i) adverse changes in the financial services industry, including as a result of customer consolidation or bank failures; (ii) adverse changes in economic, regulatory, or market conditions, including as a direct or indirect consequence of higher interest rates; (iii) risks associated with the acquisition of SimpleNexus, (iv) breaches in our security measures or unauthorized access to our customers’ or their clients' data; (v) the accuracy of management’s assumptions and estimates; (vi) our ability to attract new customers and succeed in having current customers expand their use of our solution; (vii) competitive factors, including pricing pressures, consolidation among competitors, entry of new competitors, the launch of new products and marketing initiatives by our competitors, and difficulty securing rights to access or integrate with third party products or data used by our customers; (viii) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established solutions; (ix) fluctuation of our results of operations, which may make period-to-period comparisons less meaningful; (x) our ability to manage our growth effectively including expanding outside of the United States; (xi) adverse changes in our relationship with Salesforce; (xii) our ability to successfully acquire new companies and/or integrate acquisitions into our existing organization, including SimpleNexus; (xiii) the loss of one or more customers, particularly any of our larger customers, or a reduction in the number of users our customers purchase access and use rights for; (xiv) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure or the infrastructure we rely on that is operated by third parties; (xv) our ability to maintain our corporate culture and attract and retain highly skilled employees; and (xvi) the outcome and impact of legal proceedings and related fees and expenses.

Additional risks and uncertainties that could affect nCino’s business and financial results are included in our reports filed with the U.S. Securities and Exchange Commission (available on our web site at www.ncino.com or the SEC's web site at www.sec.gov). Further information on potential risks that could affect actual results will be included in other filings nCino makes with the SEC from time to time.

nCino, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2023	July 31, 2023
Assets
Current assets
Cash and cash equivalents	$82,036	$98,003
Accounts receivable, net	99,497	80,901
Costs capitalized to obtain revenue contracts, current portion, net	9,386	9,495
Prepaid expenses and other current assets	16,274	20,976
Total current assets	207,193	209,375
Property and equipment, net	84,442	81,938
Operating lease right-of-use assets, net	10,508	8,232
Costs capitalized to obtain revenue contracts, noncurrent, net	18,229	16,263
Goodwill	839,440	839,042
Intangible assets, net	152,825	138,655
Investments	6,531	6,531
Long-term prepaid expenses and other assets	8,101	1,579
Total assets	$1,327,269	$1,301,615
Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities
Accounts payable	$11,878	$9,783
Accrued compensation and benefits	22,623	12,385
Accrued expenses and other current liabilities	10,897	11,995
Deferred revenue, current portion	154,871	169,314
Financing obligations, current portion	1,015	1,384
Operating lease liabilities, current portion	3,874	3,446
Total current liabilities	205,158	208,307
Operating lease liabilities, noncurrent	7,282	5,821
Deferred income taxes, noncurrent	2,797	2,919
Revolving credit facility, noncurrent	30,000	—
Financing obligations, noncurrent	54,365	53,432
Total liabilities	299,602	270,479
Commitments and contingencies
Redeemable non-controlling interest	3,589	2,995
Stockholders’ equity
Common stock	56	56
Additional paid-in capital	1,333,669	1,364,757
Accumulated other comprehensive income	694	844
Accumulated deficit	(310,341)	(337,516)
Total stockholders’ equity	1,024,078	1,028,141
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$1,327,269	$1,301,615

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2023	2022	2023
Revenues
Subscription	$84,445	$99,897	$163,634	$197,237
Professional services and other	15,182	17,339	30,204	33,671
Total revenues	99,627	117,236	193,838	230,908
Cost of revenues
Subscription	26,145	29,719	51,655	58,876
Professional services and other	15,076	18,328	29,868	35,359
Total cost of revenues	41,221	48,047	81,523	94,235
Gross profit	58,406	69,189	112,315	136,673
Gross margin %	59%	59%	58%	59%
Operating expenses
Sales and marketing	32,512	32,164	61,851	62,105
Research and development	29,701	29,889	58,816	58,084
General and administrative	21,199	21,930	43,885	39,905
Total operating expenses	83,412	83,983	164,552	160,094
Loss from operations	(25,006)	(14,794)	(52,237)	(23,421)
Non-operating income (expense)
Interest income	26	835	28	1,372
Interest expense	(631)	(1,044)	(1,269)	(2,423)
Other income (expense), net	(1,014)	469	(2,587)	(313)
Loss before income taxes	(26,625)	(14,534)	(56,065)	(24,785)
Income tax provision	799	1,545	1,362	2,938
Net loss	(27,424)	(16,079)	(57,427)	(27,723)
Net loss attributable to redeemable non-controlling interest	(307)	(268)	(651)	(548)
Adjustment attributable to redeemable non-controlling interest	128	73	1,157	(48)
Net loss attributable to nCino, Inc.	$(27,245)	$(15,884)	$(57,933)	$(27,127)
Net loss per share attributable to nCino, Inc.:
Basic and diluted	$(0.25)	$(0.14)	$(0.53)	$(0.24)
Weighted average number of common shares outstanding:
Basic and diluted	110,391,865	112,396,716	110,198,509	112,262,527

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended July 31,
	2022	2023
Cash flows from operating activities
Net loss attributable to nCino, Inc.	$(57,933)	$(27,127)
Net loss and adjustment attributable to redeemable non-controlling interest	506	(596)
Net loss	(57,427)	(27,723)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	16,882	18,297
Non-cash operating lease costs	2,001	2,421
Amortization of costs capitalized to obtain revenue contracts	4,031	4,869
Amortization of debt issuance costs	85	92
Stock-based compensation	25,971	26,146
Deferred income taxes	480	790
Provision for bad debt	154	756
Net foreign currency losses (gains)	2,635	(38)
Loss on disposal of property and equipment	—	144
Change in operating assets and liabilities:
Accounts receivable	5,415	18,446
Costs capitalized to obtain revenue contracts	(4,571)	(3,002)
Prepaid expenses and other assets	(1,651)	1,051
Accounts payable	(1,890)	(1,406)
Accrued expenses and other current liabilities	(9,653)	(9,313)
Deferred revenue	30,327	13,772
Operating lease liabilities	(2,070)	(2,035)
Net cash provided by operating activities	10,719	43,267
Cash flows from investing activities
Acquisition of assets	—	(356)
Purchases of property and equipment	(9,303)	(2,464)
Net cash used in investing activities	(9,303)	(2,820)
Cash flows from financing activities
Proceeds from borrowings on revolving credit facility	20,000	—
Payments on revolving credit facility	(20,000)	(30,000)
Payments of debt issuance costs	(367)	—
Exercise of stock options	1,856	2,204
Stock issuance under the employee stock purchase plan	2,424	2,698
Principal payments on financing obligations	(303)	(564)
Net cash provided by (used in) financing activities	3,610	(25,662)
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	(1,895)	1,166
Net increase in cash, cash equivalents, and restricted cash	3,131	15,951
Cash, cash equivalents, and restricted cash, beginning of period	88,399	87,418
Cash, cash equivalents, and restricted cash, end of period	$91,530	$103,369

Reconciliation of cash, cash equivalents, and restricted cash, end of period:
Cash and cash equivalents	$86,148	$98,003
Restricted cash included in prepaid expenses and other current assets	—	5,162
Restricted cash included in other long-term assets	5,382	204
Total cash, cash equivalents, and restricted cash, end of period	$91,530	$103,369

Non-GAAP Financial Measures
In nCino’s public disclosures, nCino has provided non-GAAP measures, which are measurements of financial performance that have not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, nCino uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing our financial results. For the reasons set forth below, nCino believes that excluding the following items provides information that is helpful in understanding our operating results, evaluating our future prospects, comparing our financial results across accounting periods, and comparing our financial results to our peers, many of which provide similar non-GAAP financial measures.

•Amortization of Purchased Intangibles. nCino incurs amortization expense for purchased intangible assets in connection with certain mergers and acquisitions. Because these costs have already been incurred, cannot be recovered, are non-cash, and are affected by the inherent subjective nature of purchase price allocations, nCino excludes these expenses for our internal management reporting processes. nCino’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Although nCino excludes amortization expense for purchased intangibles from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Stock-Based Compensation Expenses. nCino excludes stock-based compensation expenses primarily because they are non-cash expenses that nCino excludes from our internal management reporting processes. nCino’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, nCino believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.

•Acquisition-Related Expenses. nCino excludes expenses related to acquisitions as they limit comparability of operating results with prior periods. We believe these costs are non-recurring in nature and outside the ordinary course of business.

•Litigation Expenses. nCino excludes fees and expenses related to litigation expenses incurred from legal matters outside the ordinary course of our business as we believe their exclusion from non-GAAP operating expenses will facilitate a more meaningful explanation of operating results and comparisons with prior period results.

•Restructuring Costs. nCino excludes costs incurred related to bespoke restructuring plans and other one-time costs that are fundamentally different in strategic nature and frequency from ongoing initiatives. We believe excluding these costs facilitates a more consistent comparison of operating performance over time.

•Income Tax Effect on Non-GAAP Adjustments. The income tax effects are related to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses.

•Adjustment to Redeemable Non-Controlling Interest. nCino adjusts the value of redeemable non-controlling interest of its joint venture nCino K.K. in accordance with the operating agreement for that entity. nCino believes investors benefit from an understanding of the company’s operating results absent the effect of this adjustment, and for comparability, has reconciled this adjustment for previously reported non-GAAP results.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by nCino’s management about which items are adjusted to calculate its non-GAAP financial measures. nCino compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. nCino encourages investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business, and to view our non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2023	2022	2023
GAAP total revenues	$99,627	$117,236	$193,838	$230,908

GAAP cost of subscription revenues	$26,145	$29,719	$51,655	$58,876
Amortization expense - developed technology	(4,256)	(4,190)	(8,518)	(8,441)
Stock-based compensation	(352)	(485)	(728)	(799)
Restructuring charges	—	(21)	—	(39)
Non-GAAP cost of subscription revenues	$21,537	$25,023	$42,409	$49,597

GAAP cost of professional services and other revenues	$15,076	$18,328	$29,868	$35,359
Amortization expense - other	—	(83)	—	(165)
Stock-based compensation	(1,915)	(2,460)	(3,786)	(4,089)
Restructuring charges	—	(46)	—	(92)
Non-GAAP cost of professional services and other revenues	$13,161	$15,739	$26,082	$31,013

GAAP gross profit	$58,406	$69,189	$112,315	$136,673
Amortization expense - developed technology	4,256	4,190	8,518	8,441
Amortization expense - other	—	83	—	165
Stock-based compensation	2,267	2,945	4,514	4,888
Restructuring charges	—	67	—	131
Non-GAAP gross profit	$64,929	$76,474	$125,347	$150,298

The following table sets forth reconciling items as a percentage of total revenue for the periods presented.[1]
GAAP gross margin %	59%	59%	58%	59%
Amortization expense - developed technology	4	4	4	4
Amortization expense - other	—	—	—	—
Stock-based compensation	2	3	2	2
Restructuring charges	—	—	—	—
Non-GAAP gross margin %	65%	65%	65%	65%

GAAP sales & marketing expense	$32,512	$32,164	$61,851	$62,105
Amortization expense - customer relationships	(2,168)	(2,167)	(4,335)	(4,335)
Amortization expense - trade name	(604)	(604)	(1,208)	(1,208)
Stock-based compensation	(3,447)	(3,830)	(6,818)	(7,041)
Restructuring charges	—	(38)	—	(76)
Non-GAAP sales & marketing expense	$26,293	$25,525	$49,490	$49,445

GAAP research & development expense	$29,701	$29,889	$58,816	$58,084
Stock-based compensation	(2,613)	(4,279)	(5,445)	(7,279)
Restructuring charges	—	(131)	—	(265)
Non-GAAP research & development expense	$27,088	$25,479	$53,371	$50,540

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2023	2022	2023
GAAP general & administrative expense	$21,199	$21,930	$43,885	$39,905
Stock-based compensation	(4,344)	(4,227)	(9,194)	(6,938)
Acquisition-related expenses	(387)	(212)	(1,884)	(423)
Litigation expenses	(2,136)	(3,204)	(3,868)	(4,349)
Restructuring charges	—	(2)	—	(5)
Non-GAAP general & administrative expense	$14,332	$14,285	$28,939	$28,190

GAAP loss from operations	$(25,006)	$(14,794)	$(52,237)	$(23,421)
Amortization of intangible assets	7,028	7,044	14,061	14,149
Stock-based compensation	12,671	15,281	25,971	26,146
Acquisition-related expenses	387	212	1,884	423
Litigation expenses	2,136	3,204	3,868	4,349
Restructuring charges	—	238	—	477
Non-GAAP operating income (loss)	$(2,784)	$11,185	$(6,453)	$22,123

The following table sets forth reconciling items as a percentage of total revenue for the periods presented.[1]
GAAP operating margin %	(25)%	(13)%	(27)%	(10)%
Amortization of intangible assets	7	6	7	6
Stock-based compensation	13	13	13	11
Acquisition-related expenses	—	—	1	—
Litigation expenses	2	3	2	2
Restructuring charges	—	—	—	—
Non-GAAP operating margin %	(3)%	10%	(3)%	10%

GAAP net loss attributable to nCino	$(27,245)	$(15,884)	$(57,933)	$(27,127)
Amortization of intangible assets	7,028	7,044	14,061	14,149
Stock-based compensation	12,671	15,281	25,971	26,146
Acquisition-related expenses	387	212	1,884	423
Litigation expenses	2,136	3,204	3,868	4,349
Restructuring charges	—	238	—	477
Income tax effect on non-GAAP adjustments	(3)	(225)	(6)	(379)
Adjustment attributable to redeemable non-controlling interest	128	73	1,157	(48)
Non-GAAP net income (loss) attributable to nCino	$(4,898)	$9,943	$(10,998)	$17,990

Basic and diluted GAAP net loss attributable to nCino, Inc. per share	$(0.25)	$(0.14)	$(0.53)	$(0.24)
Weighted-average shares used to compute basic and diluted GAAP net loss attributable to nCino, Inc. per share	110,391,865	112,396,716	110,198,509	112,262,527

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2023	2022	2023
Basic non-GAAP net income (loss) attributable to nCino, Inc. per share	$(0.04)	$0.09	$(0.10)	$0.16
Weighted-average shares used to compute basic non-GAAP net income (loss) attributable to nCino, Inc. per share	110,391,865	112,396,716	110,198,509	112,262,527
Diluted non-GAAP net income (loss) attributable to nCino, Inc. per share	$(0.04)	$0.09	$(0.10)	$0.16
Weighted-average shares used to compute diluted non-GAAP net income (loss) attributable to nCino, Inc. per share	110,391,865	114,549,192	110,198,509	114,336,289

Free cash flow
Net cash provided by operating activities	$9,471	$11,964	$10,719	$43,267
Purchases of property and equipment	(4,609)	(859)	(9,303)	(2,464)
Free cash flow	$4,862	$11,105	$1,416	$40,803
Principal payments on financing obligations[2]	(153)	(320)	(303)	(564)
Free cash flow less principal payments on financing obligations	$4,709	$10,785	$1,113	$40,239
1Columns may not foot due to rounding.
2These amounts represent the non-interest component of payments towards financing obligations for facilities.

CONTACTS
INVESTOR CONTACT
Harrison Masters
nCino
+1 910.734.7743
Harrison.masters@ncino.com
MEDIA CONTACT
Natalia Moose
nCino
Natalia.moose@ncino.com